                                                                    EXHIBIT 12.1


                         IMPERIAL HOME DECOR GROUP INC.
                         ------------------------------
                               (FORMERLY KNOWN AS
                               ------------------
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.)
                   ------------------------------------------
          HISTORICAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          ------------------------------------------------------------
                                (IN MILLIONS)


IHDG

                                                                       YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                     1993              1994           1995             1996
                                                 ----------------------------------------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $        27.2    $        26.1    $        28.5    $        31.4
Plus: Fixed charges.........................               1.7              1.3              2.2              1.3
                                                 ----------------------------------------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $        28.9    $        27.4    $        30.7    $        32.7
                                                 ================================================================
FIXED CHARGES:
Interest expense............................               0.0             (0.1)             0.9             (0.2)
One third of rental expense, representing
  interest portion..........................               1.7              1.4              1.3              1.5
                                                 ----------------------------------------------------------------
                                                 $         1.7    $         1.3    $         2.2    $         1.3
                                                 ================================================================
Ratio of Earnings to Fixed Charges..........              17.2             21.3             13.8             24.8

                                                                                    TWELVE         TWELVE           THREE
                                                                                    MONTHS         MONTHS           MONTHS
                                                       NINE MONTHS ENDED            ENDED          ENDED            ENDED
                                                 ------------------------------  --------------  -------------- ------------
                                                 SEPTEMBER 28,   SEPTEMBER 27,   SEPTEMBER 27,   DECEMBER 31,      MARCH 31,
                                                     1996            1997            1997           1997             1998
                                                 ------------------------------  --------------  -------------- ------------

Income before taxes and cumulative
  effect of accounting changes..............     $       22.5    $       26.6    $       35.5    $       33.8   $      (13.3)
Plus: Fixed charges.........................              1.0             1.0             1.3             1.1            1.7
                                                 ------------------------------  ------------    ------------   ------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $       23.5    $       27.6    $       36.8    $       34.9   $      (11.6)
                                                 ==============================  ============    ============   ============
FIXED CHARGES:
Interest expense............................             (0.1)           (0.1)           (0.2)           (0.4)           1.3
One third of rental expense, representing
  interest portion..........................              1.1             1.1             1.5             1.5            0.4
                                                 ------------------------------  ------------    ------------   ------------
                                                 $        1.0    $        1.0    $        1.3    $        1.1   $        1.7
                                                 ==============================  ============    ============   ============
Ratio of Earnings to Fixed Charges..........             23.6            27.9            28.4            31.9            N/A


IMPERIAL

                                                                                                                  EIGHT
                                                                                                                  MONTHS
                                                          YEAR ENDED DECEMBER 31,                                 ENDED
                                                 -----------------------------------------------------         ------------
                                                 JANUARY 29,   JANUARY 28,   JANUARY 27,   DECEMBER 28,        SEPTEMBER 28,
                                                       1994          1995          1996           1996                 1996
                                                 -----------------------------------------------------         ------------

Income before taxes and cumulative
  effect of accounting changes..............     $    (24.2)   $      0.2    $    (36.2)   $     (28.2)        $      (15.1)
Plus: Fixed charges.........................            5.6          10.1          14.6           10.5                  7.8
                                                 -----------------------------------------------------         ------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $    (18.6)   $     10.3    $    (21.6)   $     (17.7)                (7.3)
                                                 =====================================================         ============

Deficiency..................................          (24.2)                      (36.2)         (28.2)               (15.1)

FIXED CHARGES:
Interest expense............................            3.1           6.5           7.9            5.7                  3.4
Loss on sale of receivables.................            0.0           1.3           4.3            2.6                  2.6
One third of rental expense, representing
  interest portion..........................            2.5           2.3           2.4            2.2                  1.8
                                                 -----------------------------------------------------         ------------
                                                 $      5.6    $     10.1    $     14.6    $      10.5         $        7.8
                                                 =====================================================         ============

Ratio of Earnings to Fixed Charges..........        N/A           1.0           N/A           N/A                   N/A

                                                    NINE            TWELVE         TWELVE
                                                    MONTHS          MONTHS         MONTHS
                                                    ENDED           ENDED          ENDED        (72 DAYS)
                                                 -------------------------------------------------------
                                                 SEPTEMBER 27,   SEPTEMBER 27,   DECEMBER 31,   MARCH 13,
                                                      1997           1997           1997          1998
                                                 -------------------------------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $      (20.2)   $      (33.3)   $     (27.6)   $  (10.3)
Plus: Fixed charges.........................              4.9             7.6            6.8         1.7
                                                 -------------------------------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $      (15.3)   $      (25.7)   $     (20.8)   $   (8.6)
                                                 =======================================================

Deficiency..................................            (20.2)          (33.3)         (27.6)      (10.3)

FIXED CHARGES:
Interest expense............................              3.5             5.8            4.6         1.3
Loss on sale of receivables.................              0.0             0.0            0.0         0.0
One third of rental expense, representing
  interest portion..........................              1.4             1.8            2.2         0.4
                                                 -------------------------------------------------------
                                                 $        4.9    $        7.6    $       6.8    $    1.7
                                                 =======================================================

Ratio of Earnings to Fixed Charges..........        N/A             N/A             N/A           N/A

                         IMPERIAL HOME DECOR GROUP INC.
                         ------------------------------
                               (FORMERLY KNOWN AS
                               ------------------
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.)
                   ------------------------------------------
          SCHEDULE OF RATIO OF EARNINGS TO FIXED CHARGES (PRO FORMA)
          ----------------------------------------------------------
                                  (IN MILLIONS)
                                  -------------



                                                           PRO FORMA
                                                 ------------------------------
                                                 TWELVE MONTHS    THREE MONTHS
                                                     ENDED            ENDED
                                                  DECEMBER 27,      MARCH 31,
                                                     1997             1998
                                                 ------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $       (15.7)   $       (21.1)
Plus: Fixed charges.........................              36.9              9.3
                                                 ------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $        18.9    $       (11.8)

Deficiency..................................             (15.7)           (21.1)

FIXED CHARGES:
Cash interest expense.......................              31.1              7.8
Amortization of deffered financing charges..               2.6              0.6
One third of rental expense, representing
  interest portion..........................               3.3              0.8
                                                 ------------------------------
                                                 $        36.9              9.3
                                                 ==============================

Ratio of Earnings to Fixed Charges..........               0.5             (1.3)